UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

June 26, 2007

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810	Energen Corporation	Alabama	63-0757759
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 1, 2007, James T. McManus, II, currently President of Energen Corporation and Energen Resources Corporation, will also become Chief Executive Officer of Energen Corporation, Energen Resources Corporation and Alabama Gas Corporation. Mr. McManus was appointed to the Chief Executive Officer positions by the Boards of Directors on June 23, 2007. He succeeds Wm. Michael Warren, Jr. who will continue as Chairman of the Board of each of the Companies. Mr. Warren has advised the Boards that he plans to retire from the office of Chairman at the end of 2007.

Mr. McManus is a member of the Board of Directors of Energen Corporation and each of its subsidiaries. He has been employed by the Companies in various capacities since 1986. He was elected Executive Vice President and Chief Operating Officer of Energen Resources in 1995 and President of Energen Resources in 1997. He was elected President and Chief Operating Officer of Energen in 2006.

In connection with his appointment as Chief Executive Officer, Mr. McManus’ annual salary was increased to $575,000 effective July 1, 2007, and he was granted 7,260 stock options with an exercise price of $55.08.

The press release announcing Mr. McManus’ appointment is attached as Exhibit 99.1 to this report.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

June 26, 2007	By /s/ G. B. Carr
G. B. Carr
Vice President and Controller of Energen

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